SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Neurobiological Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEUROBIOLOGICAL TECHNOLOGIES, INC.

2000 Powell Street, Suite 800

Emeryville, CA 94806

(510) 595-6000

May 23, 2008

Dear Stockholder:

A Proxy Statement for a Special Meeting of Stockholders of Neurobiological Technologies, Inc. (the “Company”) was previously delivered to you. This Proxy Statement solicits your vote on a proposed amendment to the Company’s 2003 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for issuance thereunder by 3,200,000 shares, to increase the size of the annual non-employee director grant to 15,000 shares and to make certain other changes as described in the Proxy Statement.

On April 28, 2008, we convened and then adjourned the Special Meeting in order to consider stockholder feedback on the proposal and on the one-time option grants to be made to our officers and directors following stockholder approval of the amendment to the Plan. In response to the feedback received from certain of our stockholders, our Compensation Committee has recommended, and our Board of Directors has adopted, the following changes to the one-time option grants:

1. Reductions in the number of shares subject to one-time option grants to be made to our President and Chief Executive Officer and our directors, as follows:

Name and position	Shares underlying option grants (previously approved)	Shares underlying option grants (newly approved)
Paul E. Freiman, President and Chief Executive Officer	500,000	300,000
Chairman of the Board	75,000	60,000
Chairman of the Audit Committee of the Board	65,000	52,000
All other non-employee directors (4 directors, as a group)	200,000	160,000

2. The per share exercise price of the one-time option grants to our President and Chief Executive Officer and our directors set forth above will be equal to the greater of (a) $3.00 and (b) the closing price of our common stock on the date of grant, as quoted on the NASDAQ Capital Market. The date of grant will be the date on which our stockholders approve the proposal to amend the Plan set forth in the Proxy Statement, as supplemented by the information in this letter.

Except as specifically set forth above, there are no changes to the option grants to be made following stockholder approval of the amendment to the Plan or to the other information set forth in the Proxy Statement. The Special Meeting will be reconvened on Wednesday, May 28, 2008 at 11:00 a.m. at the offices of the Company. In order to provide time for our stockholders to consider the information set forth herein and to ensure that stockholders who wish to change their votes on the proposal have their votes counted, we intend to further adjourn and reconvene the meeting on Friday, May 30, 2008 at the same time and location.

For additional information regarding the Plan, please refer to the Proxy Statement for the Special Meeting that was previously mailed to stockholders on or about April 4, 2008 and otherwise available at www.sec.gov.

If you have already voted and do not wish to change your vote, you need not take any further action. If you have not yet voted or if you wish to change your vote, you may vote by completing, signing, dating and returning the enclosed proxy card or by attending the meeting and voting in person.

The Board of Directors recommends a vote FOR Proposal One, the amendment of the 2003 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 3,200,000 shares, to increase the size of the annual non-employee director grant to 15,000 shares and to make certain other changes as described in the Proxy Statement, as supplemented by the information contained in this letter. Your vote is very important regardless of how many shares you own. Please sign, date and mail the enclosed proxy today!

Thank you for your consideration of this proposal and support for the Company.

Sincerely yours,

Paul E. Freiman

President and Chief Executive Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.

2000 Powell Street, Suite 800

Emeryville, California 94608

(510) 595-6000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul E. Freiman and Stephen C. Ferruolo proxies, and hereby authorizes each of them to represent and vote as designated on the other side, all the shares of stock of Neurobiological Technologies, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be reconvened on Wednesday, May 28, 2008 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the proposal described in the accompanying proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

(Continued, and to be marked, dated and signed, on the other side)

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY.

Please mark your votes as indicated ☒

PROPOSAL 1—To amend the Company’s 2003 Equity Incentive Plan.

FOR  ☐                            ABSTAIN  ☐                            AGAINST  ☐

In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Special Meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

Signature(s)	Dated , 2008

Please date and sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.